AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (“Amendment”) to the Amended and Restated Employment Agreement dated as of May 6, 2009 (“Agreement”) by and between YOUNG INNOVATIONS, INC., a Missouri corporation, (“Company”) and Arthur L. Herbst, Jr., of Chicago, Illinois (“Employee”) is entered into as of December 30, 2010.  Capitalized terms herein have the meaning set forth in the Agreement.

The Employer and Employee intending to be legally bound, hereby agree to the amend the Agreement as follows pursuant to an in accordance with Section 10(f) of the Agreement:

The following language shall be added in Section 6(d) after the phrase “no later than 60 days after Executive’s termination date”:

“ and, except as set forth below, such payments under this Section 6(d) shall be commence after the execution  on the first payroll date following the date that is 60 days following the Employee’s separation date, which first payment shall include payments relating to such initial 60 day period, if Executive.”

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

EMPLOYER
YOUNG INNOVATIONS, INC.

By: /s/ Katherine Sprowls

Its: Corporate Secretary

EMPLOYEE

By: /s/ Arthur L. Herbst, Jr.